Exhibit 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Announces End of Engagement with Huron Based on Progress

DANBURY, CT -- November 5, 2019- - FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in delivering clean, innovative and affordable fuel cell solutions for the supply, recovery and storage of energy, today announced that based on the progress made by the Company, the Board ended the engagement with Huron and the restructuring services being provided effective October 31, 2019. Beginning on June 2, 2019, Huron provided various services related to the Company’s restructuring and contingency planning initiatives.  The Board’s decision was based on the outcome of many actions undertaken by Huron at the direction of the Board that led to the Company’s successful restructuring, including the right sizing of the business, implementation of cost control measures, and pay off of substantial corporate debt.

“Huron did an exceptional job on behalf of FuelCell throughout the restructuring and their efforts toward our stronger future is appreciated," said Jason Few, President and Chief Executive Officer, FuelCell Energy, Inc. "Huron engaged at a difficult time in the Company’s history and has completed its role successfully positioning FuelCell Energy in a much stronger position just four months after the initial engagement.”

The Company will continue delivering world class differentiated clean continuous power, the work of revitalizing FuelCell Energy, its overall operational effectiveness, enhanced commercial activity, geographic expansion and improving financial results.

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL) delivers efficient, affordable and clean solutions for the supply, recovery and storage of energy.  We design, manufacture, undertake project development of, install, operate and maintain megawatt-scale fuel cell systems, serving utilities and industrial and large municipal power users with solutions that include both utility-scale and on-site power generation, carbon capture, local hydrogen production for transportation and industry, and long duration energy storage.  With SureSource™ installations on three continents and millions of megawatt hours of ultra-clean power produced, FuelCell Energy is a global leader in designing, manufacturing, installing, operating and maintaining environmentally responsible fuel cell power solutions.  Visit us online at www.fuelcellenergy.com and follow us on Twitter @FuelCell_Energy.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Contact:
Contact:
FuelCell Energy
203.205.2491
ir@fce.com

Source: FuelCell Energy

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